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                                  EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements (Nos. 333-42579, 333-53127 and 333-63333) on Form S-8 of RealNetworks, Inc. and
subsidiaries of our report dated January 21, 2000, relating to the balance sheets of NetZip, Inc. as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended, which report appears in the Current Report on Form 8-K/A of RealNetworks, Inc filed with the Securities and Exchange Commission on February 8, 2000.



/s/ Arthur Andersen LLP

Atlanta, Georgia
February 8, 2000